UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2018

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-215496	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258

(Address of principal executive offices) (Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   /_/

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Arrangements. On July 13, 2018, Wytec International, Inc. (the “Company” or “Wytec”) engaged Longnecker and Associates (“L&A”), an executive compensation analysis firm, to conduct an independent, market total compensation analysis for the Chief Executive Officer (“CEO”), William Gray of Wytec and provide value and delivery recommendations for corporate compensation considerations. L&A utilized peer group analysis and statistical regression modeling to provide market-based benchmarks for recommended considerations towards compensation growth at increasing enterprise value thresholds. In the review, L&A also considered that William Gray, the Company’s current CEO and “founder of Wytec”, owns only 4,500 Wytec shares of common stock (highly unusual) as of the date of the L&A engagement. Consistent with L&A’s comparable findings, the Company’s Board of Directors has determined that it would be highly appropriate to begin adjusting the current compensation package by authorizing the issuance of 2,000,000 Wytec warrants to purchase up to 2,000,000 shares of Wytec common stock to Mr. Gray. Additionally, and consistent with the L&A recommendations, the Board of Directors has also authorized the payment of a cash bonus of $25,000. Mr. Grays total compensation package will be publicly available within an Employment Agreement prior to the end of 2018.

A copy of the Warrant is attached to this Report as Exhibit 4.1.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)       Exhibits

4.1.       Warrant issued by Wytec International, Inc. to William H. Gray

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

_____________________________________

(Registrant)

Date: September 21, 2018

/s/ William H. Gray

William H. Gray, Chief Executive Officer